Exhibit 99.1

First Amendment to the Trust Agreement Under

The Cheesecake Factory Incorporated

Executive Savings Plan

This First Amendment (“First Amendment”) to the Trust Agreement under The Cheesecake Factory Incorporated Executive Savings Plan (the “Trust Agreement”) is made and entered into by and between The Cheesecake Factory Incorporated, a Delaware corporation (“Employer”) and Wells Fargo Bank, N.A. (“Trustee”) as of the 22nd day of May, 2008.

WHEREAS, Section 7.1 of the Trust Agreement provides that it may be amended by a written instrument executed by Employer and Trustee; and

WHEREAS, Employer and Trustee desire to amend the Trust Agreement to render it more administrable;

NOW, THEREFORE, in consideration of the foregoing, Employer and Trustee agree as follows:

1.     Section 1.11(a)(1) of the Trust Agreement is deleted in its entirety and the following provision substituted in its place:

any “person” who or which, together with all “affiliates” and “associates” of that person, becomes the “beneficial owner” of 15% or more of the then outstanding common shares of Employer.  Notwithstanding the foregoing, a “Potential Change of Control” will not be deemed to have occurred if: (A) the person is: (i) the  Employer, (ii) any subsidiary of  Employer, (iii) any employee benefit plan of  Employer or of any subsidiary of  Employer, (iv) any person or entity organized, appointed or established by Employer for or pursuant to the terms of any such plan; (B) the person who or which, together with all affiliates and associates of that person, becomes the beneficial owner of 15% or more of the then outstanding common shares of Employer does so as a result of the acquisition of common shares directly from Employer; (C) the person who or which, together with all affiliates and associates of that person, becomes the beneficial owner of 15% or more of the outstanding common shares of Employer does so as a result of the acquisition of common shares by Employer that increases the proportional number of shares beneficially owned by a person by reducing the number of Common Shares outstanding, provided, however, a “Potential Change of Control” will be deemed to have occurred if that person or an affiliate or associate of that person after that share acquisition by Employer and while that person, together with all affiliates and associates of that person,  is the beneficial owner of 15% or more of the outstanding shares of Employer’s common stock becomes the beneficial owner of any additional common shares of Employer; or (D) Employer determines in good faith that a person, together with all affiliates and associates of that person, became the beneficial owner inadvertently of 15% or more of the outstanding common shares of Employer, and that person divests as promptly as practicable a sufficient number of common shares so that such person would no longer be the beneficial owner of 15% or more of the outstanding common shares of Employer.  The terms “person,” “affiliates,” “associates,” and “beneficial owner” are used as such terms are used in the Securities Exchange Act of 1934 and the General Rules and Regulations thereunder; or

2.             Section 1.11(a)(2) of the Trust Agreement is deleted in its entirety.

3.             Section 1.11(b)(4) of the Trust Agreement is deleted in its entirety and the following provision substituted in its place:

Any “person” who or which, together with all “affiliates” and “associates” of that person, becomes the “beneficial owner” of 25% or more of the then outstanding common shares of Employer.  Notwithstanding the foregoing, a “Change of Control” will not be deemed to have occurred if: (A) the person is: (i) the  Employer, (ii) any subsidiary of  Employer, (iii) any employee benefit plan of  Employer or of any subsidiary of  Employer, (iv) any person or entity organized, appointed or established by Employer for or pursuant to the terms of any such plan; (B) the person who or which, together with all affiliates and associates of that person, becomes the beneficial owner of 25% or more of the then outstanding common shares of Employer does so as a result of the acquisition of common shares directly from Employer; (C) the person who or which, together with all affiliates and associates of that person, becomes the beneficial owner of 25% or more of the outstanding common shares of Employer does so as a result of the acquisition of common shares by Employer that increases the proportional number of shares beneficially owned by a person by reducing the number of Common Shares outstanding, provided, however, a “Change of Control” will be deemed to have occurred if that person or an affiliate or associate of that person after that share acquisition by Employer and while that person, together with all affiliates or associates of that person is the beneficial owner of 25% or more of the outstanding shares of Employer’s common stock becomes the beneficial owner of any additional common shares of Employer; or (D) Employer determines in good faith that a person, together with all affiliates and associates of that person, became the beneficial owner inadvertently of 25% or more of the outstanding common shares of Employer, and that person divests as promptly as practicable a sufficient number of common shares so that such person would no longer be the beneficial owner of 25% or more of the outstanding common shares of Employer.  The terms “person,” “affiliates,” “associates,” and “beneficial owner” are used as such terms are used in the Securities Exchange Act of 1934 and the General Rules and Regulations thereunder; or

4.             Except as provided in this First Amendment, capitalized terms used without other definition in this First Amendment have the meanings given to them in the Trust Agreement.

5.             Except as modified by this First Amendment, all other terms and conditions of the Trust Agreement remain in full force and effect.

6.             The validity, interpretation, construction and performance of this First Amendment are governed by the laws of the State of California without regard to its conflicts of law principles.  Any dispute arising under this First Amendment (including any unresolved controversy or claim arising out of or relating to this First Amendment, or the performance or breach hereof) shall be governed by Section 10.7 of the Trust Agreement.

7.             This First Amendment will become effective upon obtaining the written consent of a two-thirds majority of the Participants then participating in the Plan.

THE CHEESECAKE FACTORY INCORPORATED, A Delaware corporation	WELLS FARGO BANK, N.A.

By:	By:

Title:	Title:

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